Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL DECLARES SPECIAL DIVIDEND

Wauwatosa, Wis. — 2/25/2020 — On February 25, 2020 the Board of Directors of Waterstone Financial, Inc. (NASDAQ: WSBF) declared a special dividend of $0.50 per common share.
"This dividend reflects both our successful operating results during 2019, as well as our strong financial condition," said Doug Gordon, CEO of Waterstone Financial, Inc. “The payment of a special dividend for a fourth consecutive year demonstrates our commitment to delivering shareholder value and our continued efforts to actively manage our capital.”

The dividend is payable on April 2,2020, to shareholders of record at the close of business on March 11, 2020.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin along with a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

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